                                                                   EXHIBIT 10.24

                                                                           DRAFT

               TAX INDEMNIFICATION AND S CORPORATION DISTRIBUTION
                                    AGREEMENT


         This TAX INDEMNIFICATION AND S CORPORATION DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of February ___, 1998 between MKS INSTRUMENTS, INC., a Massachusetts corporation (the "Company"), and the persons listed on Schedule A attached hereto (individually a "Stockholder" and collectively the "Stockholders"). Capitalized terms not otherwise defined have the meanings ascribed to them in Section 1.1.

         WHEREAS, the Company and the Stockholders have entered into this Agreement as a condition to the Public Offering;

         WHEREAS, the Company has been an "S corporation" (as defined in Section 1361(a)(1) of the Code) for federal tax purposes since July 1, 1987;

         WHEREAS, the Company and the Stockholders understand that the Company's S corporation status will terminate upon the date of the Public Offering (the "Termination Date"), and, as a result, the Company will be a "C corporation" (as defined in Section 1361(a)(2) of the Code) beginning on the Termination Date;

         WHEREAS, the Company will declare the AAA Dividend which will be payable on the Closing Date;

         WHEREAS, the Company and the Stockholders wish to provide for certain tax related payments in connection with the Company's status as an S corporation and for the adjustment of the amount of the AAA Dividend in certain events;

         WHEREAS, the Company and the Stockholders wish to terminate this Agreement such that it has no effect should the Public Offering not occur;

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

               "AA Account" means the Company's "accumulated adjustments account," as defined in Section 1368(e)(1) of the Code, as of the close of business on the day before the Termination Date.

               "AAA Dividend" means the dividend to be declared by the Company prior to the Closing Date which shall be payable to the stockholders of record
on the day immediately prior to the Closing Date in an amount equal to [$     ].

               "AAA Settlement Date" means the later of (i) March 15, 1999 or
(ii) the last day of the "post-termination transition period," as defined in
Section 1377(b) of the Code, of the Company.

               "Adjustment Amount" means the net increase in taxable income of one or more of the Stockholders or the Company based on a Final Determination and which gives rise to a payment pursuant to Section 3.3 or Section 3.4 hereof.

               "Affected Stockholder" means a Stockholder whose tax returns are adjusted in a manner which gives rise to an obligation of the Company pursuant to Section 3.3 hereof.

               "Blended Rate" means a percentage which equals the sum of the maximum marginal federal and state individual income tax rates for an individual residing in Massachusetts (after giving effect to the full deductibility of state income taxes for federal income tax purposes) in effect for the year of the adjustment to a tax return of the Company or such Stockholder that gives rise to a correlative adjustment to a tax return of such Stockholder or the Company, respectively. For example, if an adjustment that results in an amount due from the Stockholders hereunder, the year of the Company's return that was adjusted shall determine the Blended Rate to be used in computing the amount due.

               "Closing Date" means the date on which the Public Offering closes.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "C Short Year" means that portion of the S Termination Year of the Company beginning on the Termination Date and ending on the last day of the S Termination Year.

               "C Taxable Year" means any taxable year (or portion thereof) of the Company, including the C Short Year, during which it is subject to taxation as a C corporation as defined in Section 1361(a)(2) of the Code.

               "Final Determination" means the first to occur of

               (i) the expiration of 30 days after IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency of Tax and Acceptance of Overassessment on IRS Form 870 or 870-AD;

               (ii) a decision, judgment, decree, or other order by a court of competent jurisdiction that is not subject to further judicial review and has become final;

               (iii) the execution of a closing agreement under Section 7121 of the Code or the acceptance by the IRS of an offer in compromise under
         Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

               (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect for a claim for refund disallowed in whole or in part by the IRS or other relevant tax authority;

               (v) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or

               (vi) any other event that the parties agree is final and irrevocable determination of the liability at issue.

                      "Public Offering" means the public offering of the Company's Common Stock pursuant to the Registration Statement on Form S-1 originally filed by the Company with the Securities and Exchange Commission on November 14, 1997.

                      "Record Date" means the day immediately preceding the Closing Date.

                      "S Short Year" means that portion of the S Termination Year beginning on the first day of such taxable year and ending on the day immediately preceding the Termination Date.

                      "S Taxable Year" means any taxable year (or portion thereof) of the Company, including the S Short Year, during which it is subject to taxation as an S corporation as defined in Section 1361(a)(1) of the Code.

                      "S Termination Year" shall mean the fiscal year of the Company that includes the Termination Date.

                      "Taxing Authority" means the United States Internal Revenue Service and any comparable state or foreign taxing authority.

                      "Termination Date" means the date on which the S corporation status of the Company will terminate pursuant to Section 1362(d) of the Code, which is expected to be the Closing Date.

                                   ARTICLE II

           TERMINATION OF S CORPORATION STATUS, ALLOCATION OF INCOME, DECLARATION OF AAA DIVIDEND AND ADJUSTMENT OF AAA DIVIDEND



         2.1 TERMINATION OF S CORPORATION STATUS. The Company and the Stockholders understand that the Company's S corporation status will terminate upon the consummation of the Public Offering.

         2.2 PRO RATA ALLOCATION OF TAX ITEMS. The Company shall be required to allocate the tax items described in Section 1362(e)(2)(A) of the Code between the S Short Year and the C Short Year pursuant to the pro rata allocation rules set forth in Section 1362(e)(2)(B) of the Code.

         2.3 DECLARATION OF AAA DIVIDEND. Prior to the Closing Date, the Company declared that the AAA Dividend would be payable on the Closing Date, subject to the closing of the Public Offering, to the stockholders of record on the Record Date.

         2.4   ADJUSTMENT TO AAA DIVIDEND.

               (a) The parties acknowledge that the amount of the AAA Dividend will be based on good faith determinations by the Company of the amount of AA Account as of the Closing Date.

               (b) The parties agree that if the Company determines after the Termination Date and on or before the AAA Settlement Date that the amount of the AA Account as of the Termination Date does not equal the amount of the AAA Dividend, then:

                      (i) if the amount of the AAA Dividend exceeds the amount of AA Account as of the Termination Date, the Stockholders who received the AAA Dividend shall immediately thereafter remit to the Company their pro-rata share of such excess; and

                      (ii) if the amount of the AA Account as of Termination Date exceeds the amount of the AAA Dividend, the Company shall immediately thereafter distribute to the Stockholders their pro-rata shares of such excess.

               (c) The Company shall notify the Stockholders no later than five (5) days prior to the AAA Settlement Date in the event the Stockholders are required to remit any amount to the Company pursuant to this Section 2.4. Payments pursuant to this Section 2.4 shall be made no later than thirty (30) days following the AAA Settlement Date.

               (d) No payment shall be due, and no party shall have a claim against the other party, under this Agreement if the relevant determination of the amount of the AA Account occurs after the applicable AAA Settlement Date.

               (e) Any payment due under this section shall be increased by interest on the amount of such payment computed from the date of the payment of the AAA Dividend until the date of payment pursuant to this section. The interest rate shall be the Prime Rate of BankBoston as of the AAA Settlement Date.


                                   ARTICLE III

                  TAX PAYMENTS AND INDEMNIFICATION OBLIGATIONS

         3.1 LIABILITY FOR TAXES INCURRED DURING S SHORT YEAR. Each Stockholder covenants and agrees that: (i) the Stockholder will duly include, in his own federal and state income tax returns, all items of income, gain, loss, deduction, or credit attributable to the S Short Year in a manner consistent with the Form 1120S and the schedules thereto (and the corresponding state income tax forms and schedules) to be filed by the Company with respect to such period; (ii) such returns shall be filed no later than the due date (including extensions, if any) for filing such returns; and (iii) each Stockholder shall pay any and all taxes required to be paid for its taxable year that includes the S Short Year.

         3.2 LIABILITY FOR TAXES INCURRED DURING S SHORT YEAR AND C SHORT YEAR. The Company covenants and agrees that: (i) the Company shall be responsible for and shall effect the filing of all federal and state income tax returns for the Company with respect to the S Short year and the C Short Year;
(ii) such Company returns shall be accurately prepared and timely filed; and
(iii) the Company shall pay any and all taxes required to be paid by the Company for the periods covered by such returns as required by applicable law.

         3.3 COMPANY'S INDEMNIFICATION OF STOCKHOLDERS FOR TAX LIABILITIES. In the event of an adjustment to one or more tax returns of the Company for an S Taxable Year based on a Final Determination which results in a net increase in taxable income of a Stockholder and a corresponding adjustment to one or more tax returns of the Company for a C Taxable year based on a Final Determination which results in a net decrease in taxable income of the Company, the Company shall pay to any Affected Stockholder an amount equal to the Adjustment Amount multiplied by the Blended Rate. In addition, provided the Affected Stockholder originally reported its distributive share of income and other items of the Company from an S Taxable Year consistently with the Schedule K-1 provided to him by the Company, the Company shall pay to the Affected Stockholder any penalties or interest actually paid by the

Affected Stockholder as a result of the adjustment to such items giving rise to the Company's liability hereunder. The Company shall pay the amount due to the Affected Stockholder within thirty (30) business days after the receipt of notice from the Affected Stockholder that a payment is due by such party to the appropriate Taxing Authority.

         The Company acknowledges that it shall be solely responsible for any federal, state, and local taxes (including interest and penalties) relating to built in gains tax imposed by Section 1374 of the Code and any tax on excess passive income imposed by Section 1375 of the Code.

         3.4   STOCKHOLDERS INDEMNIFICATION OF COMPANY FOR TAX LIABILITIES.

               (a) ADJUSTMENTS TO COMPANY'S TAXABLE INCOME. In the event of an adjustment of one or more tax returns of the Company for a C Taxable Year based on a Final Determination which results in a net increase in taxable income of the Company for a C Taxable Year and a corresponding adjustment to one or more tax returns of the Company for an S Taxable Year based on a Final Determination which results in a net decrease in taxable income of the Company for the S Taxable Year, the Stockholders, severally (according to the percentage of the outstanding shares of the Company's stock owned by each Stockholder for the years of adjustment) and not jointly, agree to contribute to the capital of the Company an amount equal to the Adjustment Amount multiplied by the Blended Rate. In addition, the Stockholders shall contribute to the capital of the Company an amount equal to any penalties and interest to be paid by the Company to any Taxing Authority as a result of such determination.

               (b) ADJUSTMENTS ATTRIBUTABLE TO COMPANY'S S STATUS. If, based on a Final Determination, the Company is deemed to have been a C corporation for federal, state or local income tax purposes during any period in which it reported (or intends to report) its taxable income as an S corporation, the Stockholders agree to contribute to the capital of the Company, subject to the limitations contained in the last sentence of this Section 3.4(b) and in Section 3.4(c), an amount equal to the Adjustment Amount with respect to such year multiplied by the Blended Rate. Each Stockholder's obligation under this Section 3.4(b) shall be several and not joint and shall be limited to that percentage of the tax and interest due and payable by the Company equal to the fraction, expressed as a percentage, the numerator of which is the total distributions to such Stockholder made by the Company from July 1, 1987 through and including the Termination Date, plus the AAA Dividend and any adjustment thereto pursuant to this Agreement, and the denominator of which is the total distributions made by the Company to all Stockholders from July 1, 1987 through and including the Termination Date, plus the AAA Dividend and any adjustment thereto pursuant to this Agreement.

               (c) LIMIT ON INDEMNIFICATION AMOUNT. Any payment by any Affected Stockholder to the Company pursuant to this Section 3.4 shall not exceed the lesser of (A) the amount of the refund from any Taxing Authority attributable to the reduction in such Affected Stockholder's tax liability attributable to adjustments established pursuant to the Final Determination and
(B) the amount of the total distributions to such Stockholder as determined under Section 3.4(b). For purposes of this Section 3.4(c), the amount of the refund shall include refunds or abatements of taxes, interest on such refunds or abatements, and any other amount actually received by the Affected Stockholder from the Taxing Authority with respect to such determination.

               (d) TIME OF INDEMNIFICATION PAYMENT. The Stockholders shall contribute to the capital of the Company amounts set forth in this Section 3.4 within thirty (30) business days after the later of (a) the receipt of the refund from the Taxing Authority attributable to such adjustment or (b) notice from the Company that a payment is due by the Company to the appropriate Taxing Authority.

         3.5   CONTESTS/COOPERATION.

               (a) CONTESTS. Each of the Company and the Stockholders agree that (i) in the event that any of them receives notice, whether orally or in writing, of any federal, state, local or foreign tax examinations, claims, settlements, proposed adjustments or related matters that may affect in any way the liability of a party under this Agreement, it shall within ten days notify the other parties in writing thereof (provided that any failure to give such notice shall not reduce a party's right to indemnification under this Agreement except to the extent of actual damage incurred by the other parties as a result of such failure), and (ii) the party or parties (the "Indemnifying Party") who would be required to indemnify the other party or parties (the "Indemnified Party") shall be entitled at its reasonable discretion and sole expense to handle, control and compromise or settle the defense of any matter which may give rise to a liability under this Agreement, provided that the Indemnifying Party from time to time provides assurances reasonably satisfactory to the Indemnified Party that (1) the Indemnifying Party is financially capable of pursuing such defense to its conclusion, and (2) such defense is actually being pursued in a reasonable manner.

               (b) COOPERATION. The parties will make available to one another, as reasonably requested, and to any Taxing Authority, all information, records or documents relating to the liability for taxes covered by this Agreement and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof. The party requesting such information shall reimburse the other party for all reasonable out-of-pocket costs incurred in producing such information.

               (c) CLAIMS FOR REFUND. Each party hereto agrees to file a properly completed claim with the appropriate Taxing Authority for a refund or an abatement of taxes paid with respect to any matter which may give rise to a liability under Sections 3.3 or 3.4 of this Agreement.

         3.6 COSTS. Except to the extent otherwise provided herein, each party shall bear its own costs in administering this Agreement.

         3.7 CORRECTION OF A FINAL DETERMINATION. In the event a party makes a payment pursuant to this Agreement based on the expected outcome of a Final Determination which subsequently is determined to have been incorrect, the parties shall adjust the payments hereunder in order to reflect the subsequent determination as if it was the Final Determination upon which the original payment was based.


                                   ARTICLE IV

                                  MISCELLANEOUS


         4.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

         4.2 CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         4.3 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts without regard to Massachusetts choice of law rules.

         4.4 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties.

         4.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

         4.6 INTERPRETATION. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         4.7 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

         4.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         4.9 FEES. In any action or proceeding brought to enforce or interpret any provision of this Agreement, the successful party shall be entitled to reasonable fees of attorneys, accountants and other professionals as well as other costs incurred in connection with such action or proceeding.

         4.10 INTEREST ON OVERDUE PAYMENTS. Any payment pursuant to this Agreement not made when due under this Agreement shall bear interest at the rate of 10% per annum until paid.

         4.11 NOTICES. All notices provided for in this Agreement shall be validly given if in writing and delivered personally or sent by registered mail, postage prepaid if to the Company, to:

         General Counsel
         MKS Instruments, Inc.
         6 Shattuck Road
         Andover, MA  01810

         copy to:
         [Company Counsel]
         [Address]
         if to any Stockholder, to:

         Name of Stockholder
         c/o John R. Bertucci
         President
         MKS Instruments, Inc.
         6 Shattuck Road
         Andover, MA  01810

         4.12 TERMINATION OF AGREEMENT. This Agreement shall terminate and be void, as if it never had been executed, if the Closing Date shall occur after December 31, 1998.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      MKS INSTRUMENTS, INC.



                                      By: __________________________________
                                          Chief Financial Officer


                                      STOCKHOLDERS


                                      ______________________________________
                                      John R. Bertucci


                                      ______________________________________
                                      Claire R. Bertucci


                                      Claire R. Bertucci Second Family Trust
                                      of December 15, 1986 FBO Carol B. Bertucci

                                      By: __________________________________
                                          Trustee

                                      Claire R. Bertucci Second Family Trust
                                      of December 15, 1986 FBO Janet C. Bertucci

                                      By: __________________________________
                                          Trustee



                                      John R. Bertucci Second Family Trust
                                      of December 15, 1986 FBO Carol B. Bertucci

                                      By: __________________________________
                                          Trustee



                                      John R. Bertucci Second Family Trust
                                      of December 15, 1986 FBO Janet C. Bertucci

                                      By: __________________________________
                                          Trustee



                                      Claire R.. Bertucci CBS Retained
                                      Annuity Trust of 1997

                                      By: __________________________________
                                          Trustee


                                      Claire R. Bertucci JCB Retained
                                      Annuity Trust of 1997

                                      By: __________________________________
                                          Trustee

                                      John R. Bertucci CBS Retained Annuity
                                      Trust of 1997

                                      By: __________________________________
                                          Trustee



                                      John R. Bertucci Family Retained
                                      Annuity Trust of 1997

                                      By: __________________________________
                                          Trustee



                                      John R. Bertucci JCB Retained Annuity
                                      Trust of 1997

                                      By: __________________________________
                                          Trustee


                                      ______________________________________
                                      John J. Sullivan



                                      John J. Sullivan Retained Annuity Trust
                                      of 1997

                                      By: __________________________________
                                          Trustee


                                      ______________________________________
                                      Cheryl A. Sweeting



                                      ______________________________________
                                      John F. Sullivan

                                      ______________________________________
                                      Kathleen M. Davis



                                      ______________________________________
                                      Thomas J. Sullivan

                                   SCHEDULE A

                              List of Stockholders


John R. Bertucci

Claire R. Bertucci

Claire R. Bertucci Second Family Trust of December 15, 1986 FBO Carol B.
Bertucci

Claire R. Bertucci Second Family Trust of December 15, 1986 FBO Janet C.
Bertucci

John R. Bertucci Second Family Trust of December 15, 1986 FBO Carol B. Bertucci

John R. Bertucci Second Family Trust of December 15, 1986 FBO Janet C. Bertucci

Claire R.. Bertucci CBS Retained Annuity Trust of 1997

Claire R. Bertucci JCB Retained Annuity Trust of 1997

John R. Bertucci CBS Retained Annuity Trust of 1997

John R. Bertucci Family Retained Annuity Trust of 1997

John R. Bertucci JCB Retained Annuity Trust of 1997

John J. Sullivan

John J. Sullivan Retained Annuity Trust of 1997

Cheryl A. Sweeting

John F. Sullivan

Kathleen M. Davis

Thomas J. Sullivan